UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2020

DIGIRAD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35947	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court, Suwanee, GA		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 726-1600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	DRADP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2020, each of KBS Builders, Inc. (“KBS”), EdgeBuilder, Inc. (“EdgeBuilder”) and Glenbrook Building Supply Inc. (“Glenbrook”), each an indirect wholly owned subsidiary of Digirad Corporation (the “Company”), executed a separate promissory note evidencing unsecured loans under the “Paycheck Protection Program” (the “PPP”). The promissory note executed by KBS is for $0.8 million (the “KBS Note”), the promissory note executed by EdgeBuilder is for $0.2 million (the “EdgeBuilder Note”) and the promissory note executed by Glenbrook is for $0.2 million (the “Glenbrook Note”). The KBS Note, the EdgeBuilder Note and the Glenbrook Note are referred to together as the “PPP Notes” and each individually as a “PPP Note”. The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The loans evidenced by the PPP Notes (the “PPP Loans”) are being made through Bremer Bank (“Bremer”) as lender.

The PPP Loans have two-year terms and bear interest at a rate of 1.00% per annum. Monthly principal and interest payments under the PPP Loans are deferred for six months. Beginning seven months from the date of the PPP Notes, unless fully forgiven prior thereto, the applicable borrower will pay to Bremer monthly principal and interest payments, each in an amount that would fully amortize the unpaid principal balance of the applicable PPP Note over the then remaining term of the promissory note. The PPP Loans may be prepaid at any time prior to maturity with no prepayment penalties. The PPP Notes mature on April 30, 2022.

The PPP Notes contain customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or lender, or breaching the terms of the PPP Loan documents. Upon an event of default Bremer may, among other things, require immediate payment of all amounts owing under the applicable PPP Note, collect all amounts owing from the applicable borrower, or file suit and obtain judgment.

Under the terms of the CARES Act, recipients of loans under the PPP can apply for and be granted forgiveness for all or a portion of loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and certain other eligible costs. However, no assurance is provided that forgiveness for any portion of the PPP Loans will be obtained.

The Company is continuing to evaluate the criteria and new guidance put out by the SBA regarding qualification of loans under the PPP and the criteria for meeting loan conditions.

The foregoing descriptions of the KBS Note, the EdgeBuilder Note and the Glenbrook Note do not purport to be complete and are qualified in their entirety by reference to the full text of the KBS Note, the EdgeBuilder Note and the Glenbrook Note, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Note, dated April 30, 2020, made by KBS Builders, Inc. in favor of Bremer Bank.
10.2	Note, dated April 30, 2020, made by EdgeBuilder, Inc. in favor of Bremer Bank.
10.3	Note, dated April 30, 2020, made by Glenbrook Building Supply Inc. in favor of Bremer Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

Date: May 6, 2020	By:	/s/ Matthew G. Molchan
Name: Matthew G. Molchan Title: President and Chief Executive Officer